Exhibit 10.j

                      METRIS COMPANIES INC.


                   ANNUAL INCENTIVE BONUS PLAN
                  DESIGNATED CORPORATE OFFICERS



1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

     1.1. Base Pay - a specific dollar amount identified in
     schedule X.

     1.2. Compensation Committee - a committee comprised solely of two or more "outside directors" of Metris Companies Inc.
     which satisfies the requirements of Section 162(m) of the Code.

     1.2. Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     1.3. Company - Metris Companies Inc., a Delaware corporation, and any of its affiliates that adopt this Plan.

     1.4. Participant - the President and Chief Executive
     Officer, and any of the Executive Vice Presidents or Senior
     Vice Presidents of the Company who are designated by the Personnel and Compensation Committee at any time ending on or before the 90th day of each Performance Period as Participants in this Plan.

     1.5. Performance Period - the twelve consecutive month period which coincides with the Company's fiscal year.

     1.6. Targeted Bonus Percentage - the percentage identified in Schedule Y.

     1.7. Company Performance Factor - percentage identified in Schedule Z The Company Performance Factor shall be directly and specifically tied to one or more of the following business criteria, determined with respect to either or both of the Company or Fingerhut Companies, Inc., a Minnesota corporation ("Fingerhut"): consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed or earnings per share for the applicable Performance Period, all as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company or Fingerhut in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable Performance Period. Such Performance Factors shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

2.   Administration.

     2.1. Compensation Committee. The Plan shall be administered by the Corporation Committee.

     2.2. Determinations made prior to each performance Period.
At any time ending on or before the 90th day of each Performance Period, they shall:

          (a)  designate Participants for that Performance
Period;
               (b) determine each Participant's Base Pay for the Performance Period by amending (in writing)
               Schedule X;

               (c)  establish Targeted Bonus Percentages for the
               Performance Period by amending (in writing)
               Schedule Y;

               (d)  establish Company Performance Factors for the
               Performance Period by amending (in writing)
               Schedule Z.

     2.3. Certification.  Following the close of each Performance
Period and prior to payment of any bonus under the Plan, the Compensation Committee must certify in writing that the Company Performance Factor and all other factors upon which a bonus is based have been attained.

     2.4. Shareholder Approval. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with Section (162(m) of the Code. No bonus shall be paid under this Plan unless such shareholder approval has been obtained.

3.   Bonus Payment.

     3.1. Formula. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:

               (a)  the Participant's Base Pay for the
               Performance Period, multiplied by.

               (b) the Participant's Targeted Bonus Percentage for the Performance Period multiplied by .

               (c) the Participant's Company Performance Factor for the Performance Period.

               3.2. Limitations.

               (a)  No payment if Performance Factor not
               Achieved. In no event shall any Participant receive a bonus payment hereunder if the Performance Factor and all other factors on which the bonus payment is based is not achieved during the Performance Period.

               (b)  No payment in excess of preestablished
               amount. No Participant shall receive a payment under this Plan for any Performance Period in excess of $2 million.

               (c)  Compensation Committee may reduce bonus
               payment. The Compensation Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable under this Plan.

4.   Benefit Payments.

     4.1. Time and Form of Payments. Subject to any deferred compensation election pursuant to any such plans of the
Company, benefits shall be paid to the Participant in one or more
cash      payments as soon as determined by the Compensation
Committee after it has certified that the Company Performance Factor and all other factors upon which the bonus payment for the Participant is based have been attained.

     4.2. Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

     4.3. Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which a re the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

5. Amendment and Termination. The Compensation Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

6.   Miscellaneous.

     6.1. Effective Date.  January 1, 1997.

     6.2. Term of the Plan. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on
December 31, 2002. No bonus shall be granted after the termination of the Plan; provided, however, that a payment with respect to a Performance Period which begins before such termination may be made thereafter. In addition, the authority
of the Human   Resources Committee to amend the Plan, shall
extend beyond the termination of the Plan.

     6.3. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.

     6.4. Applicability to Successors.  This Plan shall be
binding upon and inure to the benefit of     the Company and each
Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full
force and      effect as an obligation of the Company or its
successors in interest.

     6.5. Employment Rights and Other Benefit Programs.  The
provisions of this Plan shall      not give any Participant any
right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant's employment at any time. This Plan shall not
replace any contract of employment,     whether oral or written,
between the Company and any Participant, but shall be considered
a    supplement thereto.  This Plan is in addition to, and not in
lieu of, any other employee benefit     plan or program in which
any Participant may be or become eligible to participate by
reason of      employment with the Company.  Receipt of benefits
hereunder shall have such effect on     contributions to and
benefits under such other plans or programs as the provisions of
each such      other plan or program may specify.

     6.6. No Trust Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person
acquires a right to receive   payments from the Company or any
affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

     6.7. Governing Law.  The validity, construction and effect
of the Plan or any bonus payable   under the Plan shall be
determined in accordance with the laws of the State of Minnesota.

     6.8. Severability.  If any provision of the Plan is or
becomes or is deemed to be invalid,     illegal or unenforceable
in any jurisdiction such provision shall be construed or deemed
amended   to conform to applicable laws, or if it cannot be so
construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent
of the    Plan, such provision shall be stricken as to such
jurisdiction, and the remainder of the Plan shall      remain in
full force and effect.

     6.9. Qualified Performance-Based Compensation.  All of the
terms and conditions of the   Plan shall be interpreted in such a
fashion as to qualify all compensation paid hereunder as qualified performance-based compensation within the meaning of
Section 162(m) of the Code.


                      METRIS COMPANIES INC.


                           SCHEDULE  X

                 BASE PAY FOR PERFORMANCE PERIOD
                   BEGINNING ON  JANUARY 1, __
                     ENDING ON  DECEMBER 31,



          Job Title (or name)                Base Pay
     President and Chief Executive Officer   Actual paid salary
                                             for calendar year that
                                             most closely coincides with
                                             Company fiscal
                                             year but not in excess of
                                             $__________



                      METRIS COMPANIES INC.



                           SCHEDULE  Y

        TARGETED BONUS PERCENTAGE FOR PERFORMANCE PERIOD
                  BEGINNING ON  JANUARY 1, ____
                     ENDING ON  DECEMBER 31,



             Job Title                             Targeted Bonus Percentage
     President and Chief Executive Officer          ____% of Base Pay





                      METRIS COMPANIES INC.



                           SCHEDULE  Z

       COMPANY PERFORMANCE TARGETS FOR PERFORMANCE PERIOD
                    BEGINNING ON  JANUARY 1,
                     ENDING ON  DECEMBER 31,